Exhibit 10.13

$250,000 Revolving Term Note dated January 29, 2015

from MGC Diagnostics Corporation

and Medical Graphics Corporation

to BMO Harris Bank N.A.

REVOLVING NOTE

$250,000	January 29, 2015

FOR VALUE RECEIVED, each of MGC DIAGNOSTICS CORPORATION, a Minnesota corporation, and MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (individually and collectively, the “Borrower”), jointly and severally, promises to pay to the order of BMO HARRIS BANK N.A., a national banking association (the “Bank”), at its main office in Minneapolis, Minnesota or at such other place as may be designated in writing from time to time by the Bank, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) or so much thereof as has been advanced by the Bank to or for the benefit of the Borrower pursuant to that certain Credit Agreement, dated as of July 24, 2014, as amended from time to time, among the Borrower and the Bank (the “Credit Agreement”) and remains unpaid, together with interest (as provided in the Credit Agreement) on the unpaid principal balance hereof from the date hereof until this Note is fully paid.

This Note is payable as provided in the Credit Agreement. The Borrower may prepay at any time and from time to time, all or any portion of the balance from time to time remaining on this Note as provided in the Credit Agreement.

This Note is the “Revolving Note” referred to in the Credit Agreement, is issued pursuant to and is subject to the Credit Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of an Event of Default, as defined in the Credit Agreement, and is secured by the Security Agreements and other Loan Documents referred to in the Credit Agreement.

The Borrower, jointly and severally, agrees to pay all costs of collection, including reasonable attorneys’ fees, in the event this Note is not paid when due. This Note is being delivered in, and shall be governed by, the laws of the State of Minnesota. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note amends and restates in its entirety that certain Revolving Note, dated July 24, 2014, issued by the Borrower to the order of the Bank in the stated amount of $3,000,000 (the “Prior Note”), and is issued in substitution for and replacement of, but not in payment of, the Prior Note. It is expressly intended and agreed that amounts outstanding under the Prior Note as of the date hereof, if any, shall be considered outstanding hereunder from and after the date hereof and shall not be considered paid (nor shall the undersigned’s obligation to pay the same be considered discharged or satisfied) as a result of the issuance of this Revolving Note.

(The signature page follows.)

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[SIGNATURE PAGE TO $250,000 REVOLVING NOTE

PAYABLE TO BMO HARRIS BANK N.A.]

MGC DIAGNOSTICS CORPORATION

By	/s/Wesley W. Winnekins
Its	Chief Financial Officer, Chief
Operating Officer and Secretary

MEDICAL GRAPHICS CORPORATION

By	/s/Wesley W. Winnekins
Its	Chief Financial Officer, Chief
Operating Officer and Secretary

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